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                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-3, of our report dated March 4, 1996, relating to the December 31, 1995 financial statements of fonix corporation, appearing in the annual report of fonix corporation on Form 10-K for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the prospectus which is included in the accompanying registration statement.

/s/ PRITCHETT, SILER & HARDY, P.C.
PRITCHETT, SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)

Salt Lake City, Utah
November 18, 1998